Exhibit 99.1

Zscaler Reports Fourth Quarter and Fiscal 2018 Financial Results

•	Fourth quarter revenue grows 54% year-over-year to $56.2 million; fiscal 2018 revenue grows 51% year-over-year to $190.2 million

•	Fourth quarter calculated billings grows 72% year-over-year to $95.4 million; fiscal 2018 calculated billings grows 65% year-over-year to $257.6 million

•	Cash, cash equivalents and short-term investments of $298.5 million and no debt
SAN JOSE, California. - September 5, 2018 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its fiscal fourth quarter and fiscal year ended July 31, 2018.
"I am very proud of our team for achieving record financial results - strong revenue and billings growth and positive free cash flow. We believe they further validate our product offerings, and we are executing well.” said Jay Chaudhry, Chairman and CEO of Zscaler. “Enterprises are leveraging our born-in-the cloud architecture, purpose-built for local internet breakouts, resulting in significant sales of our high-end Transformation bundle. In addition, with the rapid uptake of our complementary ZPATM service, enterprises are relying on us to enforce business and security policy for their users to access applications and services on the internet, SaaS, public cloud or internal data center.”

Fourth Quarter Fiscal 2018 Financial Highlights

•	Total revenue was $56.2 million, an increase of 54% year-over-year.

•
GAAP loss from operations was $7.9 million, or 14% of total revenue, compared to $13.1 million in the fourth quarter of fiscal 2017, or 36% of total revenue. Non-GAAP loss from operations was $2.4 million, or 4% of total revenue, compared to $7.2 million in the fourth quarter of fiscal 2017, or 20% of total revenue.

•	GAAP net loss was $7.0 million, compared to $13.3 million in the fourth quarter of fiscal 2017. Non-GAAP net loss was $1.4 million, compared to $7.4 million in the fourth quarter of fiscal 2017.

•	GAAP net loss per share was $0.06, compared to $0.52 in the fourth quarter of fiscal 2017. Pro forma non-GAAP net loss per share was $0.01, compared to $0.07 in the fourth quarter of fiscal 2017.

•
Net cash flows provided by operations was $14.7 million, compared to net cash flows used in operations of $3.7 million in the fourth quarter of fiscal 2017. Free cash flow was $11.9 million, or 21% of total revenue, compared to negative free cash flow of $5.4 million, or 15% of total revenue, in the fourth quarter of fiscal 2017.

•	Deferred revenue grew 70% year-over-year to $164.0 million.

•	Cash, cash equivalents and short-term investments were $298.5 million as of July 31, 2018.

Full Year Fiscal 2018 Financial Highlights

•	Total revenue was $190.2 million, an increase of 51% year-over-year.

•
GAAP loss from operations was $34.6 million, or 18% of total revenue, compared to $35.1 million in fiscal 2017, or 28% of total revenue. Non-GAAP loss from operations was $15.4 million, or 8% of total revenue, compared to $19.3 million in fiscal 2017, or 15% of total revenue.

•	GAAP net loss was $33.6 million, compared to $35.5 million in fiscal 2017. Non-GAAP net loss was $14.4 million, compared to $19.7 million in fiscal 2017.

•	GAAP net loss per share was $0.63, compared to $1.54 in fiscal 2017. Pro forma non-GAAP net loss per share was $0.13, compared to $0.19 in fiscal 2017.

•
Net cash flows provided by operations was $17.3 million, compared to net cash flows used in operations of $6.0 million in fiscal 2017. Free cash flow was $2.1 million, or 1% of total revenue, compared to negative $14.2 million, or 11% of total revenue in fiscal 2017.

•	Raised $205.3 million in net proceeds from our initial public offering in March 2018.
Recent Business Highlights

•
In August 2018, we acquired artificial intelligence and machine learning technology and the development team of security startup TrustPath, Inc. to extend our ability to derive intelligence from transactions processed by our cloud to identify anomalous traffic, build user behavioral profiles, compute enterprise risk posture, and detect sophisticated targeted attacks as they emerge.

•	Hosted our first user conference Zenith Live in June 2018.

•	Achieved a major milestone of FedRAMP authorization for Zscaler Private Access-Government (ZPA-Government), which enables us to expand into the Federal market.
Reconciliations between GAAP and non-GAAP financial measures are provided in the tables of this press release.

Financial Outlook
For the first quarter of fiscal 2019, we expect:

•	Total revenue of $58.0 to $59.0 million

•	Non-GAAP loss from operations of $6.0 to $7.0 million

•	Pro forma non-GAAP net loss per share of $0.05 to $0.06, assuming approximately 121 million common shares outstanding

For the full fiscal 2019, we expect:

•	Total revenue of $250.0 to $260.0 million

•	Non-GAAP loss from operations of $16.0 to $18.0 million

•	Pro forma non-GAAP net loss per share of $0.12 to $0.13, assuming approximately 124 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP financial measures excludes stock-based compensation and significant litigation-related expenses. We have not reconciled our expectations as to non-GAAP loss from operations and pro forma non-GAAP net loss per share to their most directly comparable GAAP measure because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP loss from operations and pro forma non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information
Zscaler will host a conference call for analysts and investors to discuss its fourth quarter and fiscal 2018 earnings results and outlook for its first quarter of fiscal 2019 and full year fiscal 2019 today at 2:00 p.m., Pacific time (5:00 p.m. Eastern time).

Date:	Wednesday, September 5
Time:	2:00 p.m. PT (5:00 p.m. ET)
Webcast:	https://ir.zscaler.com/
Dial-in number:	323-994-2093 or 888-254-3590
A live webcast of the conference call will be accessible from the Zscaler website at ir.zscaler.com. Listeners may log on to the call under the "Events & Presentations" section and select "Q4 2018 Zscaler Earnings Conference Call" to participate. A telephone replay of the conference call will be available at approximately 5:00 p.m. PT, September 5 through September 9, 2018 by dialing (888) 203-1112 or (719) 457-0820 and entering the passcode 9011685.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the first quarter of fiscal 2019 and full year fiscal 2019. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our with the SEC, including our Quarterly Report on Form 10-Q for the three months ended April 30, 2018 filed on June 7, 2018, and the other reports we file with the SEC, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
Zscaler believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Zscaler believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures and Other Key Metrics” section of this press release.

About Zscaler
ZscalerTM enables the world’s leading organizations to securely transform their networks and applications for a mobile and cloud-first world. Its flagship services, Zscaler Internet AccessTM and Zscaler Private AccessTM, create fast, secure connections between users and applications, regardless of device, location, or network. Zscaler services are 100 percent cloud-delivered and offer the simplicity, enhanced security and improved user experience that traditional appliances are unable to match. Used in more than 185 countries, Zscaler operates a multi-tenant distributed cloud security platform, protecting thousands of customers from cyberattacks and data loss. Learn more at zscaler.com or follow us on Twitter @zscaler.
Zscaler, ZIA, ZPA, Zscaler Internet Access and Zscaler Private Access are trademarks or registered trademarks of Zscaler, Inc.

Investor Relations Contact:
Bill Choi, CFA
Vice President, Investor Relations
(669) 255-0767
ir@zscaler.com
Media Relations Contact:
Angel Badagliacco
Manager, PR
(408) 313-5358
abadagliacco@zscaler.com

Zscaler, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2018	2017	2018	2017
Revenue	$56,174	$36,544	$190,174	$125,717
Cost of revenue(1)	11,501	8,034	37,875	27,472
Gross profit	44,673	28,510	152,299	98,245
Operating expenses:
Sales and marketing(1)	32,479	23,635	116,409	79,236
Research and development(1)	11,480	8,609	39,379	33,561
General and administrative(1) (2)	8,638	9,320	31,135	20,521
Total operating expenses	52,597	41,564	186,923	133,318
Loss from operations	(7,924)	(13,054)	(34,624)	(35,073)
Interest income, net	1,232	190	2,236	597
Other income (expense), net	64	(79)	79	(107)
Loss before income taxes	(6,628)	(12,943)	(32,309)	(34,583)
Provision for income taxes	334	326	1,337	877
Net loss	$(6,962)	$(13,269)	$(33,646)	$(35,460)
Accretion of Series C and D redeemable convertible preferred stock	—	(2,482)	(6,332)	(9,570)
Net loss attributable to common stockholders	$(6,962)	$(15,751)	$(39,978)	$(45,030)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.52)	$(0.63)	$(1.54)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	119,204	30,102	63,881	29,221
(1)  Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Year Ended July 31,
	2018	2017	2018	2017
	(in thousands)
Cost of revenue	$323	$103	$757	$348
Sales and marketing	1,781	796	5,044	2,794
Research and development	1,193	343	3,045	5,574
General and administrative	821	341	2,378	1,203
Total stock-based compensation expense	$4,118	$1,583	$11,224	$9,919

(2) Includes litigation-related expenses as follows:

	Three Months Ended July 31,		Year Ended July 31,
	2018	2017	2018	2017
	(in thousands)
Litigation-related expenses	$1,427	$4,301	$8,039	$5,827

Zscaler, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	July 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$135,579	$87,978
Short-term investments	162,960	—
Accounts receivable, net	61,611	39,052
Deferred contract acquisition costs	16,136	10,469
Prepaid expenses and other current assets	10,878	5,410
Total current assets	387,164	142,909
Property and equipment, net	19,765	13,139
Deferred contract acquisition costs, noncurrent	39,774	24,193
Other noncurrent assets	1,078	2,661
Total assets	$447,781	$182,902

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,895	$3,763
Accrued expenses and other current liabilities	12,313	11,648
Accrued compensation	23,393	11,608
Liability for early exercise of unvested stock options	1,561	7,972
Deferred revenue	140,670	85,468
Total current liabilities	182,832	120,459
Deferred revenue, noncurrent	23,353	11,151
Other noncurrent liabilities	1,360	1,457
Total liabilities	207,545	133,067
Redeemable Convertible Preferred Stock	—	200,977
Stockholders’ Equity (Deficit)
Preferred stock	—	—
Common stock	119	18
Additional paid-in capital	438,392	18,734
Notes receivable from stockholders	(2,051)	(7,878)
Accumulated other comprehensive loss	(124)	—
Accumulated deficit	(196,100)	(162,016)
Total stockholders’ equity (deficit)	240,236	(151,142)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$447,781	$182,902

Zscaler, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2018	2017
Cash Flows From Operating Activities
Net loss	$(33,646)	$(35,460)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	7,988	6,840
Amortization of deferred contract acquisition costs	13,181	8,474
Stock-based compensation expense	11,224	9,919
Other	130	(89)
Changes in operating assets and liabilities:	—	—
Accounts receivable	(22,559)	(14,563)
Deferred contract acquisition costs	(34,429)	(21,999)
Prepaid expenses and other assets	(5,068)	(2,718)
Accounts payable	(779)	2,249
Accrued expenses and other liabilities	2,076	5,376
Accrued compensation	11,785	5,246
Deferred revenue	67,404	30,706
Net cash provided by (used in) operating activities	17,307	(6,019)
Cash Flows From Investing Activities
Purchases of property and equipment	(13,397)	(7,783)
Capitalized internal-use software	(1,773)	(391)
Change in restricted cash	—	(168)
Purchases of short-term investments	(163,366)	—
Other	433	—
Net cash used in investing activities	(178,103)	(8,342)
Cash Flows From Financing Activities
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts	205,344	—
Payments of costs related to initial public offering	(4,336)	(31)
Proceeds from issuance of common stock upon exercise of stock options	4,985	2,971
Proceeds from issuance of common stock related to early exercised stock options	869	4,701
Repurchases of unvested common stock	(3,811)	—
Repayments of notes receivable from stockholders	5,346	1,856
Net cash provided by financing activities	208,397	9,497
Net increase (decrease) in cash and cash equivalents	47,601	(4,864)
Cash and cash equivalents, beginning of period	87,978	92,842
Cash and cash equivalents, end of period	$135,579	$87,978

Zscaler, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per percentage data)
(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2018	2017	2018	2017
Revenue	$56,174	$36,544	$190,174	$125,717

Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$44,673	$28,510	$152,299	$98,245
Add: Share-based compensation expense included in cost of revenue	323	103	757	348
Non-GAAP gross profit	$44,996	$28,613	$153,056	$98,593
Gross margin	80%	78%	80%	78%
Non-GAAP gross margin	80%	78%	80%	78%

Non-GAAP Loss from Operations and Non-GAAP Operating Margin
Loss from operations	$(7,924)	$(13,054)	$(34,624)	$(35,073)
Add:
Stock-based compensation expense	4,118	1,583	11,224	9,919
Litigation-related expenses	1,427	4,301	8,039	5,827
Non-GAAP loss from operations	$(2,379)	$(7,170)	$(15,361)	$(19,327)
Operating margin	(14)%	(36)%	(18)%	(28)%
Non-GAAP operating margin	(4)%	(20)%	(8)%	(15)%

Zscaler, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2018	2017	2018	2017
Non-GAAP net loss per share attributable to common stockholders
GAAP net loss attributable to common stockholders	$(6,962)	$(15,751)	$(39,978)	$(45,030)
Stock-based compensation expense	4,118	1,583	11,224	9,919
Litigation-related expenses	1,427	4,301	8,039	5,827
Accretion of Series C and D redeemable convertible preferred stock	—	2,482	6,332	9,570
Income tax expense effects(1)	—	—	—	—
Non-GAAP net loss attributable to common stockholders	$(1,417)	$(7,385)	$(14,383)	$(19,714)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.52)	$(0.63)	$(1.54)
Stock-based compensation expense	0.03	0.05	0.18	0.34
Litigation-related expenses	0.01	0.14	0.13	0.20
Accretion of Series C and D redeemable convertible preferred stock	—	0.08	0.10	0.33
Income tax expense effects(1)	—	—	—	—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted(2)	$(0.01)	$(0.25)	$(0.23)	$(0.67)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	119,204	30,102	63,881	29,221
___________

(1)	We do not include the effects of income taxes on non-GAAP items due to our continued history of non-GAAP losses and full valuation allowance.
(2)
The sum of the non-GAAP per share attributable to common stockholders of individual line items excluded from our non-GAAP net loss may not total to the non-GAAP net loss per share attributable to common stockholders due to rounding.

Zscaler, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2018	2017	2018	2017
Pro Forma Non-GAAP net Loss per Share Attributable to Common Stockholders
Numerator:
GAAP net loss attributable to common stockholders	$(6,962)	$(15,751)	$(39,978)	$(45,030)
Stock-based compensation expense	4,118	1,583	11,224	9,919
Litigation-related expenses	1,427	4,301	8,039	5,827
Accretion of Series C and D redeemable convertible preferred stock	—	2,482	6,332	9,570
Income tax expense effects(1)			—	—
Non-GAAP net loss attributable to common stockholders	$(1,417)	$(7,385)	$(14,383)	$(19,714)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted(2)	119,204	30,102	63,881	29,221
Pro forma adjustment to reflect assumed conversion of our convertible preferred stock as of the beginning of the period(2)	—	72,501	45,884	72,501
Weighted-average shares used in computing pro forma non-GAAP net loss per share attributable to common stockholders, basic and diluted	119,204	102,603	109,765	101,722
Pro forma non-GAAP net loss per share attributable to common stockholders, basic and diluted(2)	$(0.01)	$(0.07)	$(0.13)	$(0.19)
___________

(1)	We do not include the effects of income taxes on non-GAAP items due to our continued history of non-GAAP losses and full valuation allowance.
(2)
We define pro forma non-GAAP net loss per share attributable to common stockholders as the weighted-average shares used in computing the net loss per share attributable to common stockholders plus a pro forma adjustment to give effect to the automatic conversion of our redeemable convertible preferred stock into 72,500,750 shares of common stock as though the conversion had occurred as of the beginning of the periods presented. Upon the closing of our initial public offering on March 20, 2018, all our outstanding shares of redeemable convertible preferred stock automatically converted into 72,500,750 shares of common stock on a one-to-one basis.

Zscaler, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentage data)
(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2018	2017	2018	2017
Calculated Billings
Revenue	$56,174	$36,544	$190,174	$125,717
Add: Total deferred revenue, end of period	164,023	96,619	164,023	96,619
Less: Total deferred revenue, beginning of period	(124,806)	(77,740)	(96,619)	(65,913)
Calculated billings	$95,391	$55,423	$257,578	$156,423

	Three Months Ended July 31,		Year Ended July 31,
	2018	2017	2018	2017
Free Cash Flow
Net cash provided by (used in) operating activities	$14,658	$(3,708)	$17,307	$(6,019)
Less: Purchases of property and equipment	(2,389)	(1,492)	(13,397)	(7,783)
Less: Capitalized internal-use software	(349)	(245)	(1,773)	(391)
Free cash flow	$11,920	$(5,445)	$2,137	$(14,193)
As a percentage of revenue:
Net cash provided by (used in) operating activities	26%	(10)%	9%	(5)%
Less: Purchases of property and equipment	(4)	(4)	(7)	(6)
Less: Capitalized internal-use software	(1)	(1)	(1)	—
Free cash flow margin	21%	(15)%	1%	(11)%

Zscaler, Inc.
Fourth Quarter and Fiscal 2018 Financial Results
Explanation of Non-GAAP Financial Measures and Other Key Metrics
In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of the company’s historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with U.S. GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Loss from Operations and Non-GAAP Operating Margin. We define non-GAAP loss from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, excluding stock-based compensation expense and certain litigation-related expenses. These excluded litigation-related expenses are professional fees and related costs incurred by us in defending against significant claims that we deem not to be in the ordinary course of our business and, if applicable, accruals related to estimated losses in connection with these claims. There are many uncertainties and potential outcomes associated with any litigation, including the expense of litigation, timing of such expenses, court rulings, unforeseen developments, complications and delays, each of which may affect our results of operations from period to period, as well as the unknown magnitude of the potential loss relating to any lawsuit, all of which are inherently subject to change, difficult to estimate and could adversely affect our results of operations.
Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Diluted. We define non-GAAP net loss as GAAP net loss plus stock-based compensation, litigation-related expenses and accretion of Series C and Series D redeemable convertible preferred stock. We do not include the effects of income taxes on non-GAAP items due to our continued history of non-GAAP losses and full valuation allowance. We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period. Since we have reported net losses for all periods presented, we have excluded all potentially dilutive securities from the calculation of the diluted net loss per share as their effect is antidilutive and accordingly, basic and diluted net loss per share is the same for all periods presented. We believe that excluding these items from non-GAAP net loss and non-GAAP net loss per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.
Pro Forma Non-GAAP Net Loss per Share, Diluted. We define pro forma non-GAAP net loss per share, diluted, as the weighted-average shares used in computing the GAAP net loss per share, diluted, plus a pro forma adjustment to give effect to the automatic conversion of our redeemable convertible preferred stock into 72,500,750 shares of common stock as though the conversion had occurred as of the beginning of the periods presented. Upon the closing of our initial public offering on March 20, 2018, all our outstanding shares of redeemable convertible preferred stock automatically converted into 72,500,750 shares of common stock on a one-to-one basis. We believe that giving effect to the conversion of our redeemable convertible preferred stock as though the conversion had occurred as of the beginning of the periods presented is necessary to provide meaningful comparison between periods.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business and strengthening our financial position.

Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services related to our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.